Exhibit 4.2
WARRANT AGREEMENT
LEGACY HEALTHCARE PROPERTIES TRUST INC.
     This Warrant Agreement, dated [__________], 2010 (this “Warrant Agreement”), is between Legacy Healthcare Properties Trust Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Mellon Investor Services LLC, a limited liability company organized under the laws of the State of New Jersey (operating with the service name BNY Mellon Shareowner Services) as the warrant agent (the “Warrant Agent”).
     WHEREAS, the Company proposes to issue Warrants (as defined herein) to purchase the number of shares of Common Stock (as defined herein) of the Company upon the terms and conditions set forth herein and in the Warrant Certificates (as defined herein) evidencing the Warrants, and the Company has determined that the initial public offering price per share of Common Stock paid by investors in the IPO (as defined herein) represents adequate consideration for the issuance of the Warrants in accordance with this Warrant Agreement; and
     WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:
     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Underwriting Agreement, dated [____________], 2010, among the Company, Legacy Healthcare Properties, LP and Jefferies & Company, Inc. and Stifel Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein, capitalized terms used in Section 5(d) and not otherwise defined herein shall have the meanings set forth in the Company’s charter and the following terms shall have their respective meanings set forth below:
     “30-Day VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg Page LRP Equity AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the first Trading Day of the Common Stock on the NYSE until the scheduled close of trading of the primary trading session on the last Trading Day of the Holding Period, without regard to after-hours trading or any trading outside the regular trading session of any Trading Day during the Holding Period, or, if such volume-weighted average price for the Common Stock during the Holding Period is unavailable, the market value of one share of Common Stock during the Holding Period as determined by the Board of Directors in good faith in a commercially reasonable manner, using a volume-weighted average price method; provided that, in making a volume-weighted average price determination, the Board of Directors may rely conclusively on the determination of volume-weighted average price for the Holding Period made by an independent nationally recognized securities dealer selected by the Board of Directors.
     “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as defined below), as in effect on the date hereof.
     “Agent Members” has the meaning set forth in Section 2(g).
     “Alternate Consideration” has the meaning set forth in Section 6(d).
     “Authentication Order” means a written order for authentication and delivery of Warrants, signed in the name of the Company by any two officers, at least one of whom must be its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or an Assistant Treasurer, and delivered to the Warrant Agent.
     “Black Scholes Value” has the meaning set forth in Section 6(d).
     “BNYM” has the meaning set forth in Section 7(ll).

     “Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.
     “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which state or federally chartered banking institutions in New York City or in the State of New Jersey are not required to be open.
     “Certificated Warrant” has the meaning set forth in Section 2(j).
     “Close of Business” means 5:00 p.m., New York City time.
     “Contingent Warrant Issuance Form” means the Contingent Warrant Issuance Form, substantially in the form attached hereto as Exhibit A.
     “Common Stock” means the common stock, par value $.01 per share, of the Company.
     “Company” has the meaning set forth in the preamble to this Warrant Agreement.
     “Customer Identification Program” has the meaning set forth in Section 7(kk).
     “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg Page LRP Equity AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, without regard to after-hours trading or any trading outside the regular trading session, or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in good faith in a commercially reasonable manner, using a volume-weighted average price method; provided that, in making a volume-weighted average price determination, the Board of Directors may rely conclusively on the determination of daily volume-weighted average price for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors.
     “Depositary” means The Depository Trust Company, its nominees, and their respective successors.
     “DWAC” has the meaning set forth in Section 5(c)(i).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Notice” means, for any Warrant, the Exercise Notice set forth on the reverse of the Warrant Certificate, substantially in the form attached hereto as Exhibit B.
     “Exercise Price” has the meaning set forth in Section 5(b).
     “Expiration Date” means, for any Warrant, the date that is five years after the Issuance Date regardless of whether such date is a Trading Day.
     “Fundamental Transaction” has the meaning set forth in Section 6(d).
     “Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.
     “Global Warrant Legend” has the meaning set forth in Section 2(e).
     “Holder” means each Person in whose name Warrants are registered in the Warrant Register.

     “Holding Period” means the 30 calendar day period commencing on the first Trading Day of the Common Stock on the NYSE.
     “IPO” has the meaning set forth in Section 2(a).
     “Issuance Conditions” has the meaning set forth in Section 2(a).
     “Issuance Date” has the meaning set forth in Section 5(a).
     “Market Disruption Event” means (i) a failure by the primary United States exchange or market on which shares of Common Stock are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
     “Notice of Redemption” has the meaning set forth in Section 4(b).
     “NYSE” means the New York Stock Exchange LLC.
     “NYSE Amex” means the NYSE Amex LLC.
     “Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, its Chief Operating Officer, its Treasurer or an Assistant Treasurer.
     “Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature and shall include any successor (by merger or otherwise).
     “Prospectus” means the Company’s prospectus related to the IPO and the public offering of the Warrants and the Warrant Shares, as the same may be supplemented or amended from time to time, dated [____________], 2010, as filed with the SEC on [___________], 2010 pursuant to Rule 424(b) of the Securities Act.
     “Qualifying Share” has the meaning set forth in Section 2(a).
     “Qualifying Stockholder” has the meaning set forth in Section 2(a).
     “Redemption Period” has the meaning set forth in Section 4(b).
     “Redemption Price” has the meaning set forth in Section 4(b).
     “SEC” has the meaning set forth in Section 6(f)(ii).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Successor Entity” has the meaning set forth in Section 6(d).
     “Trading Day” for a listed or traded security means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the NYSE or other primary United States exchange or market on which shares of Common Stock are listed or admitted to trading, and (iii) the scheduled closing time for regular trading on such market or exchange, or the then-standard closing time for regular trading on such exchange or market, is 4:00 p.m., New York City time.

     “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended.
     “Warrant” means a contingent warrant of the Company to purchase the number of Warrant Shares as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.
     “Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth herein.
     “Warrant Register” has the meaning set forth in Section 2(f).
     “Warrant Shares” has the meaning set forth in Section 2(b).
     “Warrant Share Delivery Date” has the meaning set forth in Section 5(c)(i).
     Section 2. Issuance of Warrants.
               (a) Warrants shall only be issued in the event that (1) the 30-Day VWAP for the Common Stock is less than the initial public offering price per share of the Common Stock and (2) the Warrants are approved for listing, subject to official notice of issuance, on the NYSE or NYSE Amex (together, the “Issuance Conditions”). Only purchasers of Common Stock in the initial public offering of the Common Stock (the “IPO”) will be eligible to receive Warrants issued pursuant to this Warrant Agreement (each, a “Qualifying Stockholder”) and then only with respect to shares of Common Stock that they (i) purchased in the IPO, (ii) have held continuously for the full Holding Period and (iii) have not, directly or indirectly, sold, offered, contracted or granted any option to sell (including without limitation any short sale), pledged, transferred, established an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act on, or otherwise disposed of, or publicly announced an intention to do any of the foregoing, with respect to any of such shares during such Holding Period (each, a “Qualifying Share”). The Company shall promptly notify the Warrant Agent in writing upon the satisfaction of the Issuance Conditions and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Issuance Conditions have not been met. If the Issuance Conditions are satisfied, the Company or its agent shall cause a Contingent Warrant Issuance Form to be mailed to registered and beneficial owners of Common Stock as of the last day of the Holding Period, together with a letter of instruction pursuant to which the Company shall instruct each such beneficial owner that is a Qualifying Stockholder to properly complete, sign and return a Contingent Warrant Issuance Form to the Company within the time period specified therein. The Contingent Warrant Issuance Form shall contain representations and warranties as to (x) the number of shares of Common Stock that they purchased in the IPO, (y) the number of Qualifying Shares that they hold and (z) certain other matters set forth in the Contingent Warrant Issuance Form. Subject to the terms and conditions provided in the Prospectus, the Contingent Warrant Issuance Form and this Agreement, upon receipt by the Company of properly completed Contingent Warrant Issuance Forms duly executed by the Qualifying Stockholders eligible to receive Warrants pursuant to this Agreement and the Contingent Warrant Issuance Form, the Company shall issue, for no additional consideration and in accordance with Section 2(c), an aggregate number of Warrants equal to the number of Qualifying Shares held by all such Qualifying Stockholders.
               (b) The number of shares of Common Stock that each Warrant will give the holder thereof the right to purchase (the “Warrant Shares”) in respect of each Qualifying Share held by a Qualifying Stockholder as of the Close of Business on the last day of the Holding Period will be determined by the Company based on the extent to which the 30-Day VWAP is less than the IPO price per share of Common Stock sold in the IPO, as follows:

30-Day	Number of Warrant Shares
VWAP	to be issued in respect of each Qualifying Share(1)(2)

30-Day	Number of Warrant Shares
VWAP	to be issued in respect of each Qualifying Share(1)(2)

(1)	If the 30-Day VWAP is between two of the 30-Day VWAP data points shown above, the number of Warrant Shares that will be issuable to a Qualifying Stockholder pursuant to each Warrant in respect of each Qualifying Share held by such Qualifying Stockholder at the Close of Business on the last day of the Holding Period will be determined by a straight-line interpolation between the two 30-Day VWAP data points (rounded to the nearest one-hundredth of a share).

(2)	A minimum of 200,000 Warrants will be issued to satisfy the applicable NYSE Amex listing standards.
               (c) Warrants shall be issued in registered form only. Prior to the issuance of any Warrants pursuant to this Warrant Agreement, the Company shall have executed and delivered to the Warrant Agent, for authentication and delivery, all Warrant Certificates, together with an Authentication Order with respect thereto, evidencing the aggregate number of Warrants to be issued. The Warrant Agent shall have, upon receipt of such Warrant Certificates and Authentication Order, authenticated and delivered such Warrant Certificates in accordance with this Section 2(c) and registered such Warrants in the name of the Holder, initially the Depositary, in accordance with this Section 2(c). All such Warrants shall be dated as of the Issuance Date.
               (d) Each Warrant Certificate shall be in substantially the form set forth in Exhibit B hereto and shall have such insertions as are appropriate or required or permitted by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, (ii) such as may be required to comply with this Warrant Agreement, any law or any rule of any national securities exchange on which the Warrants may be listed, and (iii) such as may be necessary to conform to customary usage.
               (e) The Warrants shall initially be issued in the form of one or more Global Warrants registered in the name of the Depositary and delivered by the Warrant Agent to the Depository, or its custodian, for crediting to the accounts of the Agent Members pursuant to procedures of the Depositary. Any Global Warrant shall bear the legend substantially in the form set forth on the face of the Warrant Certificate attached hereto as Exhibit B (the “Global Warrant Legend”).
               (f) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution. Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer unless and until it is satisfied that all payments needed to cover any stamp or tax or other charge that may be imposed in connection with any such exchange or registration of transfer have been paid.
               (g) So long as a Global Warrant is registered in the name of the Depositary, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or Mellon Investor Services LLC as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.
               (h) Any holder of a Global Warrant registered in the name of the Depositary shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.
               (i) Transfers of a Global Warrant registered in the name of the Depositary shall be limited to transfers in whole, and not in part, to the Company, the Depositary, and their respective successors and nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary shall be transferred in accordance with the rules and procedures of the Depositary.
               (j) A Global Warrant registered in the name of the Depositary shall be exchanged for a Warrant represented by a Warrant Certificate, in definitive, fully registered form, that is not a Global Warrant (a “Certificated Warrant”) only if (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (ii) the Depositary is at any time unwilling or unable to continue as the Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall either manually or by facsimile signature countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s beneficial interest. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2(j).
               (k) The holder of a Global Warrant registered in the name of the Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Warrant Agreement or a Warrant.
               (l) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.
               (m) Warrants shall be executed on behalf of the Company by any of the Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, its Chief Operating Officer or any Vice President and attested by its Secretary, its Treasurer or any one of its Assistant Secretaries or Assistant Treasurers. The signature of any of these officers on any Warrant may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.
               (n) Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.
               (o) No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.
     Section 3. Transfer of Warrant.
               (a) Registration of Transfer. Subject to Section 2(i), the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, and all other necessary information required to effect such transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.
               (b) Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer and all other necessary information, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.
               (c) Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.
               (d) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.
               (e) Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign either manually or by facsimile and to deliver, in accordance with the terms of this Agreement, the Warrant Certificates evidencing the Warrants required to be issued pursuant to the provisions of this Section 3, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with such Warrant Certificates duly executed on behalf of the Company for such purpose.
     Section 4. Surrender; Redemption.
               (a) Surrender of Warrant Certificates; Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in Section 2(j) in the case of an exchange or Section 7(b) in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.
               (b) Redemption.
                    (i) At any time while the Warrants are exercisable and there is an effective registration statement covering the Warrant Shares that are issuable upon exercise of the Warrants available and a current prospectus relating to the Warrant Shares that are issuable upon exercise of the Warrants is available, the

Company may call the outstanding Warrants for redemption in whole and not in part, at a price of $.01 per Warrant (the “Redemption Price”) at any time after the Warrants become exercisable, upon not less than 30 days’ prior written notice of redemption (the “Redemption Period”) to each Holder and the Warrant Agent (the “Notice of Redemption”), and if, and only if, the reported last sale price of the Common Stock equals or exceeds $27.75 per share for any 20 Trading Days within a 30 Trading Day period ending on the third Business Day prior to but not including the date the Notice of Redemption is delivered to the Holders and the Warrant Agent. The Company shall call the Warrants for redemption by mailing the Notice of Redemption via first-class mail to each Holder and the Warrant Agent. The Company shall also announce the redemption, including the date specified for redemption, at the time of mailing of the Notice of Redemption by filing a Current Report on Form 8-K with the SEC.
                    (ii) The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the Notice of Redemption. On and after the date that such a redemption occurs, each Holder will have no further rights except to receive the Redemption Price for each of the Holder’s Warrants upon surrender of such Warrant(s). The Company shall not redeem any Warrants unless an effective registration statement covering the Warrant Shares that are issuable upon exercise of the Warrants is effective and a current prospectus relating to the Warrant Shares that are issuable upon exercise of the Warrants is available throughout the Redemption Period.
                    (iii) If the foregoing conditions are satisfied and the Company issues a Notice of Redemption with respect to the Warrants, each Holder shall be entitled to exercise his, her or its Warrants prior to the scheduled redemption date.
               (c) If the Company calls the Warrants for redemption, it may, in its sole discretion, require all Holders that wish to exercise Warrants to do so pursuant to a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the fair market value of the Common Stock;

(B)	=	the Exercise Price of the applicable Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of the applicable Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
     If any fraction of a share of Common Stock would, except for the provisions of this Section 4(c), be issuable as a result of the cashless exercise of any Warrants, the Company may, in its sole discretion, pay an amount in cash equal to the fair market value, multiplied by such fraction. The “fair market value” of the Common Stock for purposes of this Section 4 shall be determined by the Company based on the average of the last reported sale price of the Common Stock reported on the NYSE (or other primary United States exchange or market on which shares of Common Stock are listed or admitted to trading) for the 10 Trading Days ending on but not including the third Trading Day prior to the date on which the Notice of Redemption is delivered to the Holders and the Warrant Agent. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s calculations, including its determination of the number of Warrant Shares to be issued on such exercise, pursuant to the Warrant Agreement and this Section 4(c), is accurate or correct.
     Section 5. Exercise.
               (a) Exercise of Warrant.
                    (i) At any time from the date of issuance of a Warrant (the “Issuance Date”) until the Close of Business on the Expiration Date, a Holder shall be entitled to exercise, in accordance with this Section 5, the full number of Warrants owned by such Holder or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to the Close of Business on the Expiration Date shall expire unexercised.

                    (ii) Exercise of the purchase rights represented by a Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and prior to the Close of Business on the Expiration Date by delivery to the Warrant Agent of a properly completed and duly executed facsimile copy of the Exercise Notice; and, within three Trading Days of the date a properly completed and duly executed Exercise Notice is delivered to the Warrant Agent, the Warrant Agent shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank of, if available, pursuant to the cashless exercise procedure specified in Section 4(c). Partial exercises of a Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable thereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Warrant Agent shall deliver any objection to any Exercise Notice received from any Holder within one Business Day of receipt of the same.
                    (iii) To exercise a Warrant prior to the Close of Business on the Expiration Date, any Holder must also comply with the procedures established by the Depositary for the exercise of Warrants.
               (b) Exercise Price. The exercise price per share of the Common Stock under the Warrants shall be $[_____], subject to adjustment hereunder (the “Exercise Price”).
               (c) Mechanics of Exercise.
                    (i) Delivery of Certificates Upon Exercise. Certificates for Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice by the date that is three Trading Days after the latest of (A) the delivery to the Company of the Exercise Notice, (B) surrender of the Warrant Certificate (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). A Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Warrant Agent. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the date the Warrant has been exercised, with payment to the Warrant Agent of the Exercise Price (or by cashless exercise, if applicable) and all taxes required to be paid by the Holder, if any, prior to the issuance of such Warrant Shares, having been paid.
                    (ii) No Fractional Shares or Scrip upon Exercise of Warrants. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. If a Holder exercises Warrants and would be entitled to receive a fractional interest of a share of Common Stock, the Warrant Agent shall, upon such exercise, round up the number of shares of Common Stock to be issued to the Holder to the nearest whole number of shares of Common Stock.
                    (iii) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, a Warrant when surrendered for exercise shall be accompanied by the Form of Assignment set forth on the reverse of the Warrant Certificate attached hereto as Exhibit B duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
                    (iv) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of any Warrant, pursuant to the terms hereof.
                    (v) Option to Pay Cash in Lieu of Issuing Warrant Shares. Notwithstanding anything in this Warrant Agreement to the contrary, upon the valid exercise of a Warrant pursuant to this Section 5, the Company shall have the right, but not the obligation in lieu of issuing some or all of the Warrant Shares that are issuable to the Holder as a result of the exercise of the Warrant, to pay cash in an amount equal to the fair market value of such Warrant Shares. If the Company exercises this right, it shall cause the cash payment in respect of such Warrant Shares to be paid to the Holder within three Trading Days following the Warrant Share Delivery Date. The “fair market value” for purposes of this Section 5(c)(v) shall be determined by the Company based on the average of the last reported sale price of the Common Stock reported on the NYSE (or other primary United States exchange or market on which shares of Common Stock are listed or admitted to trading) for the 10 Trading Days ending on the third Trading Day prior to but not including the date on which the properly completed and executed Exercise Notice is delivered to the Warrant Agent by the Holder exercising the Warrant.
               (d) Restrictions on Exercise of Warrants. Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the Holder to Beneficially Own or Constructively Own, within the meaning of the Company’s charter, outstanding shares of Common Stock in excess of the Stock Ownership Limit, Excepted Holder Limit or other restrictions contained in Article VII of the Company’s charter, assuming for such purpose that the Company elects to issue Warrant Shares to such Holder upon exercise rather than paying cash to such Holder. Notwithstanding the foregoing, the Warrant Agent shall have no duty or obligation to monitor any Person’s compliance with or take any action with respect to this Section 5(d). Defined terms used in this Section 5(d) that are not otherwise defined in this Agreement shall have the meanings provided for in the Company’s charter. In no event will the Company be required to settle the exercise of the Warrants on a net cash basis.
               (e) All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.
     Section 6. Certain Adjustments.
               (a) Stock Dividends and Splits. If the Company, at any time while any Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of its Common Stock or any other equity or equity equivalent securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of a Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of each Warrant shall be proportionately adjusted such that the aggregate Exercise Price of each Warrant shall remain unchanged. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
               (b) Subsequent Rights Offerings. If the Company, at any time while any Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Daily VWAP on the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such Daily VWAP. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
               (c) Pro Rata Distributions. If the Company, at any time while any Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidence of its indebtedness or rights or warrants to subscribe for or purchase any security other than the Common Stock (which rights or warrants to subscribe for or purchase Common Stock shall be subject to Section 6(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Daily VWAP determined as of the record date mentioned above, and of which the numerator shall be such Daily VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     (d) Fundamental Transaction. If, at any time while any Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 5(d) on the exercise of a Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 5(d) on the exercise of a Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of a Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the NYSE, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase a Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of a Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of a Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 25% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) the Company’s annualized dividend yield as of the date of the public announcement of the applicable Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under a Warrant and the other Transaction Documents in accordance with the provisions of this Section 6(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder of a Warrant, deliver to the Holder in exchange for such Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to such Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of such Warrant (without regard to any limitations on the exercise of such Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and each Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and each Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
               (e) Calculations. All calculations under this Section 6 shall be made by the Company and shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.
               (f) Notice to Holder.
                    (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly mail to the Warrant Agent and the Holder a written notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. All adjustments made pursuant to Section 6 of the Warrant Agreement shall be made solely by the Company, and the Company shall promptly provide the Warrant Agent with written notice of any such adjustment. The Warrant Agent shall be fully protected in relying on such written notice and on any adjustment or statement contained therein. The Warrant Agent has no duty to determine when an adjustment under this Section 6 should be made (if at all), how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 6. The Warrant Agent shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment under this Section 6 until it has received written notice thereof pursuant to this Section 6.
                    (ii) Notice to Allow Exercise by Holder. If (A) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (B) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise Warrants during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
     Section 7. Miscellaneous.
               (a) No Rights as Stockholder Until Exercise. Holders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock delivered upon exercise of the Warrants.
               (b) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Warrant Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security satisfactory to it (which, in the case of the Warrant Certificate, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant Certificate or stock certificate, if mutilated, the Company will make and deliver a new Warrant Certificate or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant Certificate or stock certificate.
               (c) Modification, Waiver and Meetings.
                    (i) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent in writing, without the consent of any Holder, for the purposes of, among other things: (A) adding covenants for the benefit of the Holders; (B) adding a guarantor of the Company’s performance obligations or other security for the benefit of the Holders; (C) surrendering any right or power conferred upon the Company; (D) providing for the settlement upon exercise of Warrants if any reclassification or change of Common Stock or any consolidation, merger, sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety occurs; (E) providing for the assumption of the Company’s obligations in the case of a merger, consolidation, conveyance, sale, lease or other transfer; (F) adjusting the Exercise Price or the number of Warrant Shares in the manner described in this Warrant Agreement; (G) curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; and (H) adding or modifying any other provisions that the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect.
                    (ii) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent in writing, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, either: (A) with the written consent of the Holders of Warrants representing a majority of the aggregate number of Warrants at the time outstanding; or (B) by the adoption of a resolution at a meeting of Holders called with proper notice at which a quorum is present by at least a number of Holder of Warrants representing a majority of the number of Warrants represented at such meeting.
                    (iii) However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Holder affected: (A) change the Expiration Date; (B) increase the Exercise Price or decrease the number of Warrant Shares for which a Warrant is exercisable (except as explicitly set forth herein); (C) impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant; (D) except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights of Holders; (E) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or (F) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

                    (iv) The quorum at any meeting called to adopt a resolution will be Persons holding or representing Warrants representing a majority of the aggregate number of Warrants at the time outstanding.
               (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
               (e) Payments Generally. All payments hereunder shall be made in U.S. Dollars.
               (f) Payment of Certain Taxes.
                    (i) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.
                    (ii) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Holders; provided, however, that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company or the Warrant Agent shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company or the Warrant Agent that such tax has been paid.
               (g) Certain Tax Filings. The Warrant Agent shall prepare and file with the appropriate governmental agency all appropriate tax information forms in respect of any payments made by the Warrant Agent hereunder (including, without limitation, Internal Revenue Service Form 1099-B) during each calendar year, or any portion thereof, during which the Warrant Agent performs services hereunder.
               (h) Change of Warrant Agent.
                    (i) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent.
                    (ii) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant; provided, however, that the Company shall not be required to remove the Warrant Agent until a successor Warrant Agent meeting the qualifications hereof shall have been appointed. In no event shall the Warrant Agent be required to continue to perform hereunder for more than 30 days following the notice indicated in this Section 7(h).
                    (iii) Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise shareholder services powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000 or (B) an Affiliate of such person described in clause (A). The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the Holders of Warrants and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.
                    (iv) Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
                    (v) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
               (i) Authorized Shares.
                    (i) The Company covenants that, during the period Warrants are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under the Warrants. The Company further covenants that its issuance of Warrants shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under a Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the national securities exchange upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by a Warrant will, upon exercise of the purchase rights represented by a Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
                    (ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant Agreement against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of a Warrant and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under a Warrant.
                    (iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which a Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
               (j) Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation as provided in the Schedule of Fees attached hereto as Schedule 1 for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their gross negligence or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.
               (k) Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the oral advice and guidance of such counsel, or a formal written legal opinion of such counsel, shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such oral advice and guidance or formal written legal opinion.
               (l) Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full authorization to the Warrant Agent for any action taken, suffered or omitted in the absence of bad faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer of the Company, and to apply to any such officers for advice or instructions in connection with its duties, and it may rely upon such statement and will not be liable for any action taken, suffered, or omitted to be taken by it in accordance with any such instructions or pursuant to the provisions of this Warrant Agreement.
               (m) Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
               (n) Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and non-assessable.

               (o) Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for any act, default, neglect or misconduct of any such agent or attorney for any loss or expense to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct of the Warrant Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in connection with the selection and continued employment of such attorneys or agents.
               (p) Indemnification of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company, any holder of Warrants or any other Person for any action taken, suffered or omitted to be taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent for and to hold it harmless against any and all losses, expenses, liabilities, suits, actions, proceedings, claims, settlements, judgments, costs and reasonable counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Warrant Agent(each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Warrant Agreement and the exercise and performance of its duties hereunder, including, the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
               (q) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.
               (r) Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
               (s) Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the express provisions hereof (and no implied provisions). The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
               (t) Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express instructions set forth in this Warrant Agreement (and no implied instructions), and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.
               (u) Liability of Warrant Agent. The Warrant Agent shall be liable, whether in contract, in tort or otherwise, to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent.

               (v) Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
               (w) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
               (x) Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders.
               (y) Registered Holders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.
               (z) Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any Holder or owner of a beneficial interest in a Global Warrant at the office of the Warrant Agent designated for such purpose. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.
               (aa) Jurisdiction. The parties irrevocably (i) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.
               (bb) Registration under the Securities Act; Obtaining Stock Exchange Listings. The Company shall use its best efforts to keep a registration statement continuously effective under the Securities Act providing for the registration of, and the issuance on a continuous or delayed basis by the Company of, the Warrants and the Warrant Shares to be issued upon the exercise of Warrants pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC and to keep a prospectus relating to the Warrants and the Warrant Shares current at all times. The Company shall use its best efforts to cause the Warrants and the Warrant Shares to be approved for listing, subject to official notice of issuance, on the NYSE or the NYSE Amex prior to the expiration of the Holding Period and to cause the Warrants and the Warrant Shares to be listed on the NYSE or the NYSE Amex on the Issuance Date. The Company will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the primary United States securities exchange or market on which other shares of Common Stock are then listed. To the extent that the Common Stock is not listed on a national securities exchange or there is no exemption from state “blue sky” securities laws for the issuance of the Warrant Shares, the Company will take all commercially reasonable actions which may be necessary so that the Warrant Shares are registered in all states in which the holders of the Warrants reside. In no event will the Company be required to settle the exercise of the

Warrants on a net cash basis. Notwithstanding anything contained herein, the Warrant Agent shall not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws.
               (cc) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant Agreement or any Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
               (dd) Notices.
                    (i) Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Legacy Healthcare Properties Trust Inc.
189 South Orange Ave.
South Tower, Suite 1150
Orlando, Florida 32801
Attn: Chief Financial Officer
With a copy to:
Hunton & Williams LLP
200 Park Avenue, 52nd Floor
New York, NY 10166-0091
Attn: Daniel M. LeBey, Esq.
                    (ii) Any notice or demand authorized by this Warrant Agreement to be given or made by any Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attn: Jeanette Rocha
With a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attn: Legal Department
                    (iii) Any notice of demand authorized by this Warrant Agreement to be given or made to any Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Holder as it shall appear on the Warrant Register. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary, and such notice shall be deemed to be effective at the time of dispatch to the Depositary.

               (ee) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise his or her Warrants to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
               (ff) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant Agreement and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
               (gg) Successors and Assigns. Subject to applicable securities laws, this Warrant Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Warrant Agent.
               (hh) Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant Agreement; provided, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.
               (ii) Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.
               (jj) Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
               (kk) USA PATRIOT Act. The Company acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from the Company that will help the Warrant Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Company deems necessary. The Company agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.
               (ll) Incentive Compensation Program. The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of obtaining of products or services by the Company covered by this Warrant Agreement or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid by the Company under this Warrant Agreement or with respect to such ancillary or supplemental products or services.
[Signature page follows.]

Exhibit 4.2
               IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officer thereunto duly authorized as of the date first above indicated.

MELLON INVESTOR SERVICES LLC
By:
Name:
Title:

LEGACY HEALTHCARE PROPERTIES TRUST INC.
By:
Name:
Title:

Exhibit A
CONTINGENT WARRANT ISSUANCE FORM
LEGACY HEALTHCARE PROPERTIES TRUST INC.
189 South Orange Avenue
South Tower, Suite 1150
Orlando, FL 32801
Attention: Mark E. Patten

This Contingent Warrant Issuance Form is for use only by “Qualifying Stockholders.” You are a Qualifying Stockholder if you purchased shares of common stock, $.01 par value per share (the “Common Stock”), of Legacy Healthcare Properties Trust Inc., a Maryland corporation (the “Company”), in the Company’s initial public offering (the “IPO”). If you are not a Qualifying Stockholder no further action is requested of you and you are not eligible to receive any Warrants (as defined below).
The Company’s prospectus (as the same may be supplemented or amended from time to time, the "Prospectus”), dated [____________], 2010, as filed with the Securities and Exchange Commission (the “SEC”) on [___________], 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and this Contingent Warrant Issuance Form should be read carefully and in their entireties before this Contingent Warrant Issuance Form is completed.
This Contingent Warrant Issuance Form is only to be used by Qualifying Stockholders to certify their eligibility to the Company to receive contingent warrants of the Company (the “Warrants”) in connection with the IPO pursuant to the terms and conditions set forth in the Prospectus, this Contingent Warrant Issuance Form and the Warrant Agreement, dated [__________], 2010, by and between the Company and Mellon Investor Services LLC (the “Warrant Agent”) relating to the Warrants, the form of which has been filed by the Company with the SEC as an exhibit to the Company’s Registration Statement on Form S-11 (Registration No. 333-166448) (the “Registration Statement”).
Capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement or the Company’s charter, as the case may be.
Subject to the terms and conditions provided in the Prospectus, this Contingent Warrant Issuance Form and the Warrant Agreement, Qualifying Stockholders who are eligible to receive Warrants must properly complete, duly execute and validly deliver this Contingent Warrant Issuance Form to the Company at the address above by 5:00 p.m., New York City time, on [__________], 2010 in order to receive Warrants.
Delivery of this Contingent Warrant Issuance Form to an address other than as set forth above for the Company will not constitute a valid delivery. The method of delivery of this Contingent Warrant Issuance Form and any other documents required hereby is at the option and risk of the Qualifying Stockholder. Delivery will be deemed made only when this Contingent Warrant Issuance Form is actually received by the Company.
NOTICE IS HEREBY GIVEN that the volume-weighted average trading price (the “VWAP”) for the Common Stock over the 30-day period commencing on [________], 2010 (the first trading day of the Common Stock on the New York Stock Exchange LLC (the “NYSE”)), was $[__] per share, which is less than $[18.50] (the IPO price per share of the Common Stock), and the Warrants have been approved for listing, subject to official notice of issuance, on [the NYSE][the NYSE Amex LLC (the “NYSE Amex")]. Accordingly, for each share of Common Stock purchased by a Qualifying Stockholder in the IPO and held by such Qualifying Stockholder continuously during such 30-day period, the Company will, subject to the terms and conditions provided in the Prospectus, this Contingent Warrant Issuance Form and the Warrant Agreement, issue to such Qualifying Stockholder a Warrant to purchase [____] shares of Common Stock at an exercise price of $[18.50] per share.

     The undersigned Qualifying Stockholder hereby represents and warrants as follows to the Company (please complete the appropriate box(es) below):

(1)	Number of shares of Common Stock purchased in the IPO:	____________________ shares

(2)	Number of shares of Common Stock purchased in the IPO and continuously held by the undersigned Qualifying Stockholder during the 30-day period commencing on [_____], 2010 (the first trading day of the Common Stock on the NYSE):	____________________ shares

(3)	With respect to the number of shares of Common Stock certified in item (2) above, the undersigned Qualifying Stockholder has not, directly or indirectly, sold, offered, contracted or granted any option to sell (including without limitation any short sale), pledged, transferred, established an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act"), on, or otherwise disposed of any such shares, or publicly announced an intention to do any of the foregoing.	(Check applicable box): ☐ Confirmed ☐ Not confirmed
     The undersigned Qualifying Stockholder represents and warrants that (i) it is the beneficial owner of the shares of Common Stock referred to in item (2) above as of [________], 2010, and (ii) such shares of Common Stock are held at the following account with the following broker, dealer or other nominee (the “Broker") (please complete blanks):

Name of Broker:

Account Number:

Broker’s Telephone:

Name of Sales Representative:
     The undersigned Qualifying Stockholder further represents and warrants that, during the 30-day period described above, neither the undersigned Qualifying Stockholder nor any of its affiliates has taken, directly or indirectly, any action in respect of the shares of Common Stock in violation of Section 9, Section 10(b) or Section 15(c) of the Exchange Act or any of the rules and regulations promulgated by the SEC thereunder, including without limitation Rule 10b-5.
     The undersigned Qualifying Stockholder represents and warrants that the responses supplied in this Contingent Warrant Issuance Form are accurate and complete in all respects. If, at any time after the date of signing this Contingent Warrant Issuance Form, any change occurs which would render any of the statements supplied inaccurate, misleading or incomplete in any respect, the undersigned Qualifying Stockholder will immediately advise the Company of those changes.

     The undersigned Qualifying Stockholder hereby acknowledges that it, he or she has received and read the Prospectus and this Contingent Warrant Issuance Form and has read the Warrant Agreement, the form of which has been filed by the Company as an exhibit to the Registration Statement filed by the Company with the SEC and is available on the SEC’s website (www.sec.gov), and agrees to all of the terms and conditions provided therein and herein related to the issuance of the Warrants (the “Warrant Issuance"). The undersigned Qualifying Stockholder hereby further acknowledges that it, he or she has read all reports and other information filed by the Company with the SEC since the Prospectus was filed pursuant to Rule 424(b) under the Securities Act, which reports and other information are also available on the SEC’s website (www.sec.gov).
     The undersigned Qualifying Stockholder hereby represents and warrants that the undersigned has full power and authority to complete this Contingent Warrant Issuance Form and to make the representations, declarations, warranties, covenants, agreements, consents and waivers provided for herein. Every obligation of the undersigned Qualifying Stockholder hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned Qualifying Stockholder and shall not be affected by, and shall survive, the death or incapacity of the undersigned.
     The undersigned Qualifying Stockholder agrees to indemnify and hold harmless the Company, the Warrant Agent, each underwriter in the IPO (each an “Underwriter” and collectively the “Underwriters") and their respective directors, executive officers and each other person, if any, who control or are controlled by the Company, the Warrant Agent or such Underwriter, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false, misleading or incomplete representation, declaration or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned in this Contingent Warrant Issuance Form.
     The undersigned Qualifying Stockholder hereby waives, releases, forever discharges and agrees not to sue the Company, the Warrant Agent, the Underwriters or their respective former, current or future directors, officers, employees, agents, subsidiaries, affiliates, members, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under federal securities laws or related to the Warrant Issuance), by reason of any act, omission, transaction or occurrence, that the undersigned Qualifying Stockholder ever had, now has or hereafter may have against the Company, the Warrant Agent and the Underwriters or their respective former, current or future directors, officers, employees, agents, subsidiaries, affiliates, members, predecessors, successors, assigns or other representatives as a result of or in any manner related to (i) the undersigned Qualifying Stockholder’s completion of this Contingent Warrant Issuance Form or (ii) any verification by the Company of the accuracy of the responses supplied by the undersigned Qualifying Stockholder in this Contingent Warrant Issuance Form.
     The undersigned Qualifying Stockholder hereby acknowledges and agrees that the risk of delivery of this Contingent Warrant Issuance Form by the undersigned Qualifying Stockholder and compliance by the undersigned Qualifying Stockholder with the procedures and conditions relating to the Warrant Issuance shall be borne by the undersigned Qualifying Stockholder. The undersigned Qualifying Stockholder further hereby acknowledges and agrees that: (i) all questions as to the form of all documents and the validity (including the time of receipt), form, eligibility and acceptance of the Contingent Warrant Issuance Forms will be determined by the Company in its sole discretion; (ii) the Company reserves the absolute right to reject any and all Contingent Warrant Issuance Forms not in valid form and to determine whether the issuance of Warrants by it in respect of any such Contingent Warrant Issuance Form would be unlawful; (iii) the Company reserves the absolute right in its sole discretion, subject to applicable law, to waive or amend any of the conditions relating to the Warrant Issuance or to waive any defect or irregularity in the Contingent Warrant Issuance Form of any particular Qualifying Stockholder, whether or not similar conditions, defects or irregularities are waived in the case of other Qualifying Stockholders; (iv) a waiver of any defect or irregularity by the Company with respect to a Contingent Warrant Issuance Form shall not constitute a waiver of the same or any other defect or irregularity with respect to any other Contingent Warrant Issuance Form; (v) any determination by the Company as to the validity, form, eligibility and acceptance of Contingent Warrant Issuance Forms, or any interpretation by the Company as to the terms and conditions of the Warrant Issuance, is subject to applicable law and, if challenged by the undersigned Qualifying Stockholder or otherwise, to the judgment of a court of competent jurisdiction; (vi) none of the Company, the Warrant Agent, the Underwriters or any other person will be under any duty to give notification of any defects or irregularities in Contingent Warrant Issuance Forms or will incur any liability for failure to give any such notification; (vii) no Contingent Warrant Issuance Forms will be deemed to have been validly made until all defects and irregularities with respect to such Contingent Warrant Issuance Form have been cured or waived; and (viii) interpretation of the terms and conditions of the Warrant Issuance will be made by the Company in its sole discretion and will be final and binding on all parties. In addition, the undersigned hereby acknowledges and agrees that the Company, through its directors, officers, employees, agents or other representatives, may seek to verify the accuracy of the responses supplied by the undersigned Qualifying Stockholder in this Contingent Warrant Issuance Form by obtaining additional information, including, without limitation, by obtaining additional information from the Underwriters or by contacting and obtaining additional information from the Broker listed above or other financial service providers, and the undersigned consents to such verification process and waives any privacy rights the undersigned may have under applicable law for purposes of such verification process. The Company agrees to keep and shall cause its directors, officers and agents to keep confidential all non-public, confidential information regarding the undersigned Qualifying Stockholder supplied in this Contingent Warrant Issuance Form or obtained by the Company from the Underwriters, the Broker, such other financial service providers or otherwise and to use such information solely for purposes of determining or verifying the undersigned Qualifying Stockholder’s eligibility to receive Warrants.
     The undersigned Qualifying Stockholder acknowledges and agrees that valid delivery of this Contingent Warrant Issuance Form to the Company at the address of the Company set forth above will constitute a binding agreement among the undersigned, the Company and the Warrant Agent upon the terms and subject to the conditions set forth in the Prospectus, this Contingent Warrant Issuance Form and the Warrant Agreement. Such agreement shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof. The undersigned Qualifying Stockholder, the Company and the Warrant Agent agree and acknowledge that the Underwriters, the Broker and the other financial service providers referred to above are third party beneficiaries of such agreement.
     The undersigned Qualifying Stockholder understands and agrees that the information provided above in this Contingent Warrant Issuance Form, as completed by the undersigned Qualifying Stockholder, and any further communications regarding the matters contemplated herein, will be relied upon by the Company, its directors, officers and agents in connection with the Warrant Issuance.
     The undersigned Qualifying Stockholder directs the Company to instruct the Warrant Agent to issue any Warrants the undersigned Qualifying Stockholder is eligible to receive in the name of the undersigned Qualifying Stockholder or in such other name as is specified below:
     The Warrants shall be delivered to the following (please provide the appropriate DTC information):

Name of DTC Participant:

DTC Participant Number:

Qualifying Stockholder’s Account Number with DTC Participant:
[Signature page follows.]

SIGNATURE OF QUALIFYING STOCKHOLDER

INDIVIDUALS

Full Legal Name of Qualifying Stockholder:

Signature of Qualifying Stockholder:

Address—Street:

Address—City, State and Zip Code

Telephone:

Facsimile:

Email:

Date:

ENTITIES

Full Legal Name of Qualifying Stockholder:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address—Street:

Address—City, State and Zip Code:

Attention:

Telephone:

Facsimile:

Email:

Date:

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